                                                            Exhibit 5
                                                            ---------

          [LETTERHEAD OF NUTTER, McCLENNEN & FISH, LLP APPEARS HERE]


                                 June 8, 2000


Nabi
5800 Park of Commerce Boulevard, N.W.
Boca Raton, FL  33487

Gentlemen/Ladies:

         Reference is made to the registration statement on Form S-8 (the "Registration Statement@) which Nabi (the "Company") is filing concurrently herewith with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the "Securities Act"), with respect to 425,000 shares of the Company's common stock, $0.10 par value per share (the "Common Stock"), issuable pursuant to the Company's Savings & Retirement Plan (the "Plan"), and an indeterminate number of shares of such Common Stock which may be issued or become issuable under the Plan by reason of stock dividends, stock splits or other recapitalizations executed hereafter.

          We have acted as legal counsel for the Company and are familiar with the Company's Amended and Restated Certificate of Incorporation and By-laws, both as amended to date (collectively, the "Organizational Documents"), and have examined such other documents as we deemed necessary for this opinion. Based upon the foregoing, we are of the opinion that:

          1. When issued and paid for in compliance with the terms of the Plan, the Organizational Documents and the Delaware General Corporation Law, the 425,000 shares of Common Stock referred to above will be duly and validly issued, fully paid and non-assessable; and

          2. The additional shares of Common Stock which may become issuable under the Plan by reason of stock dividends, stock splits or other recapitalizations hereafter executed, if and when issued in accordance with the terms of the Plan and upon compliance with the applicable provisions of law and of the Organizational Documents, will be duly and validly issued, fully paid and non-assessable.

     We understand that this opinion letter is to be used in connection with the Registration Statement and hereby consent to the filing of this opinion letter with and as a part of the Registration Statement and of any amendments thereto. It is understood that this opinion letter is to be used in connection with the offer and sale of the aforesaid shares only while the Registration Statement, as it may be amended from time to time as contemplated by Section 10(a)(3) of the Securities Act, is effective under the Securities Act.

                                        Very truly yours,


                                        Nutter, McClennen & Fish, LLP